UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2015

Hines Global REIT, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 29, 2015, Hines Global REIT, Inc. (referred to herein as the “Company”) reconvened its annual meeting of stockholders. At the annual meeting, the Company’s stockholders elected each of the seven nominees listed below to serve as directors for a term ending at the 2016 annual meeting of stockholders, provided that each director will continue in office until his successor has been duly elected and qualifies, or until his earlier death, removal, resignation or retirement.

The voting results for each of the seven persons nominated to serve as directors are as follows:

	For	Against	Authority Withheld or Abstained from Voting
Jeffrey C. Hines	76,825,521	—	1,661,092
Colin P. Shepherd	76,745,525	—	1,741,088
Charles M. Baughn	76,806,684	—	1,679,929
Jack L. Farley	76,764,907	—	1,721,706
Thomas L. Mitchell	76,657,633	—	1,828,980
John S. Moody	76,741,592	—	1,745,021
Peter Shaper	76,769,280	—	1,717,333

In addition to the voting described above, there were 74,485,326 broker non-votes with respect to the election of the seven persons nominated to serve as directors. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES GLOBAL REIT, INC.

October 2, 2015	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer